                                                                    Exhibit 99.1



                              FOR IMMEDIATE RELEASE

INVESTOR CONTACTS:                       MEDIA CONTACT:
Dan Spiegelman                           John Bluth
SVP & Chief Financial Officer            Director, Corporate Communications
(650) 384-8509                           (650) 384-8850

Christopher Chai
Treasurer & Executive Director, Investor Relations
(650) 384-8560

                CV THERAPEUTICS REPORTS THIRD QUARTER FINANCIAL RESULTS

PALO ALTO, CALIFORNIA, OCTOBER 17, 2002 -- CV Therapeutics, Inc. (Nasdaq: CVTX) today announced a net loss of $24.8 million, or $0.95 per share for the quarter ended September 30, 2002, compared to a net loss of $18.8 million, or $0.85 per share, for the same quarter in 2001. For the nine-months ended September 30, 2002, the Company reported a net loss of $78.4 million, or $3.04 per share, compared to a net loss of $53.3 million, or $2.58 per share, for the same period in 2001.

For the quarter ended September 30, 2002, operating expenses increased to approximately $27.4 million, from $23.8 million for the same quarter in 2001. Total operating expenses increased to $85.9 million for the nine-month period ended September 30, 2002, from $65.4 million for the same period in 2001. The increases in operating expenses for both the quarter and nine-month periods ended September 30, 2002, were primarily due to expenses for the Ranexa(TM) program related to NDA preparation, pre-commercialization activities, and manufacturing-related arrangements.

The Company recognized collaborative research revenue of $1.2 million for the quarter ended September 30, 2002, compared to $2.9 million for the same quarter in 2001. For the nine-month period ended September 30, 2002, the Company recognized revenues of $3.5 million, compared to $5.7 million for the same period in 2001. The revenue recognized for all periods relates to milestone payments earned and the reimbursement of certain development costs from collaborative partners.

At September 30, 2002, the Company had cash, cash equivalents and marketable securities of approximately $420.5 million, compared to $478.4 million at December 31, 2001.

Company management will webcast a conference call on Thursday, October 17, 2002 at 5:00 p.m. EDT, 2:00 p.m. PDT, on the Company's website. To access the live webcast, please log on to the Company's website at www.cvt.com and go to the Investor Information section. Alternatively, domestic callers may participate in the conference call by dialing (888) 370-6121, and international callers may participate in the conference call by dialing (706) 679-7163. Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call through Tuesday, October 22, 2002. Domestic callers can access the replay by dialing (800) 642-1687, and international callers can access the replay by dialing (706) 645-9291; the PIN access number is 6139200.

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases. CVT currently has four compounds in clinical trials. Ranexa(TM), the first in a new class of compounds known as partial fatty acid oxidation (pFOX) inhibitors, is being developed for the potential treatment of chronic angina. Tecadenoson (CVT-510), an A1 adenosine receptor agonist, is being developed for the potential reduction of rapid heart rate during atrial arrhythmias. CVT-3146, an A2A adenosine receptor agonist, is being developed for the potential use as a pharmacologic agent in cardiac perfusion imaging studies. Adentri(TM), an A1 adenosine antagonist, is being developed by our partner Biogen, Inc., for the potential treatment of acute and chronic congestive heart failure.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to development and commercialization of the company's products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, the early stage of development; the timing of clinical trials; the dependence on collaborative and licensing agreements; and other risks detailed from time to time in CVT's SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2001. CVT disclaims any intent or obligation to update these forward-looking statements.

                             -- Tables to follow --

                              CV THERAPEUTICS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                      Three months ended            Nine-months ended
                                                         September 30,                 September 30,
                                                    -----------------------       -----------------------
                                                      2001           2002           2001           2002
                                                    -----------------------       -----------------------
Revenues:
   Collaborative research                           $  2,862       $  1,179       $  5,694       $  3,513
Operating expenses:
   Research and development                           20,502         24,065         56,839         74,366
   General and administrative                          3,285          3,357          8,511         11,568
                                                    -----------------------       -----------------------
Total operating expenses                              23,787         27,422         65,350         85,934
                                                    -----------------------       -----------------------

Loss from operations                                 (20,925)       (26,243)       (59,656)       (82,421)
Interest and other income (expense), net               2,081          1,420          6,361          4,009
                                                    -----------------------       -----------------------

Net loss                                            $(18,844)      $(24,823)      $(53,295)      $(78,412)
                                                    =======================       =======================

Basic and diluted net loss per share                $  (0.85)      $  (0.95)      $  (2.58)      $  (3.04)
                                                    =======================       =======================

Shares used in computing basic and diluted net
loss per share                                        22,114         26,162         20,647         25,825
                                                    =======================       =======================


                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                          December 31,      September 30,
                                                              2001              2002
                                                              (A)            (unaudited)
                                                           ----------        ----------
Assets
   Cash, cash equivalents and marketable securities        $  478,425        $  420,481
   Other current assets                                         9,938             6,043
                                                           ----------        ----------
      Total current assets                                    488,363           426,524
   Property and equipment, net                                 12,889            16,070
   Other assets                                                 5,992             5,442
                                                           ----------        ----------
      Total assets                                         $  507,244        $  448,036
                                                           ==========        ==========

Liabilities and stockholders' equity:
   Current liabilities                                     $   17,951        $   13,853
   Long-term obligations                                      200,900           200,899
   Stockholders' equity                                       288,393           233,284
                                                           ----------        ----------
      Total liabilities and stockholders' equity           $  507,244        $  448,036
                                                           ==========        ==========


----------

(A) Derived from the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001